EXHIBIT 10 B (2) WORKERS' COMPENSATION CLOSE-OUT AGREEMENT

                               CLOSE-OUT AGREEMENT

     THIS AGREEMENT, made and effective as of December 21, 1998 by and between The Travelers Indemnity Company of Hartford, Connecticut on behalf of itself and its property-casualty insurance subsidiaries and affiliates who have issued the Insurance Policies to which this Agreement applies (hereinafter referred to as "Travelers"), and Relm Wireless Corporation (formally known as Adage, Inc.) and its subsidiaries and affiliates (hereinafter referred to as "Insured") (hereinafter Travelers and Insured may individually be referred to as a "party" and collectively be referred to as "the parties").

     WHEREAS, Travelers has issued or allegedley issued to Insured certain Insurance Policies per Exhibit 1, which Exhibit is attached hereto and incorporated by reference (the "Insurance Policies") as well as other insurance policies which are not the subject of this Agreement; and

     WHEREAS, Insured's duty to pay Obligations related to the Insurance Policies is set forth in certain Agreement Letters, Premium Payment Agreements and/or certain premium computation endorsements contained in certain of those Insurance Policies ("the Insurance Agreements") listed in Exhibit 1 hereto; and

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     WHEREAS, the parties wish to finally determine and settle certain of
Insured's Obligations and Travelers duties related to Insured's Obligations under the Insurance Agreements and the Insurance Policies.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and the payments to be made hereunder, the parties hereto intending to be legally bound, hereby agree as follows:

I. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on 12/21/98 (the "Closing Date"). The "Closing" will be conduct via wire transfer.

II. Close-Out Payment. At the Closing, Insured shall pay to Travelers the sum of $1,879,801 (U.S.) (the "Close-Out Payment") by certified check or wire transfer payable to The Travelers Indemnity Company. The Close-Out Payment includes Travelers estimate of all future Obligations under the Insurance Policies and Insurance Agreements, and all Obligations which are due and owing on or prior to the effective date of this Agreement. For purposes of this Agreement, "Obligations" is defined herein the same way as in the Insurance Agreements. As a result of, and substantially contemporaneous with, the aforementioned payment and the execution of this Agreement, the parties agree that Insured has received new value, including but not limited to, the following:

     (a) The Obligations of Insured under the Insurance Agreements (except those described herein) have been discharged. Travelers has agreed to accept the Close-Out Payment from Insured.

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     (b)  For those completed Obligations only, no other premium adjustments will be performed by Travelers and no other premium will be due from Insured.

III.  Mutual Release.

     (a) Subject to the provisions of Section VI herein, at the Closing, upon execution of this Agreement by both parties and receipt of the Close-Out Payment by Travelers from Insured. Travelers and Insured shall each hereby release and forever discharge the other, including, but limited to, their respective predecessors, successors and assigns, and their respective parents, shareholders, affiliates, subsidiaries, officers, directors, and employees from any and all Obligations arising under the Insurance Policies and the Insurance Agreements, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including, but not limited to, all claims, debts, demands, causes of action, covenants, contracts, provisions, controversies, agreements, damages, judgments, losses, premiums, awards, proceedings, costs, fees, taxes and expenses or other charges whatsoever associated with the aforementioned Obligations of Insured, except for certain Obligations of Insured set forth herein. Travelers and Insured further acknowledge that the performance of the other hereunder is in complete accord, satisfaction and settlement of Insured's Obligations and Travelers duties under the Insurance Policies and the Insurance Agreements referenced above, except for certain Obligations of Insured set forth herein, provided that, except as specifically set forth in this Agreement, the Insurance Policies remain in effect without modification. Travelers continues to have a duty to defend and pay on behalf of Insured up to the applicable limit of liability under the Insurance Policies, and Insured continues to have a duty to cooperate with Travelers in the exercise of Travelers aforementioned duty to defend and to pay on

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          behalf of Insured. Nothing contained herein shall be construed to relieve Travelers of its duty to defend and pay on behalf of Insured under any other insurance policies issued by Travelers to Insured which policies are not the subject of this Agreement and which are not listed in Exhibit I attached to this Agreement.

     (b) All premiums, premium taxes, assigned risk overburden charges, assessments, surcharges and miscellaneous charges of whatever nature or kind, (whether actual or estimated) previously paid by or on behalf of the Insured and any affiliated entities in respect to the Insurance Policies and Insurance Agreements, shall be deemed to be, and the Insured hereby agrees that such amounts are fully earned and Travelers shall have no further duty to Insured to account for or return such premiums and other payments, and all provisions in the Insurance Policies and Insurance Agreements providing for the return of unearned premiums or other payments are hereby terminated and are of no further force or effect.

IV. Voidability of Mutual Release. In the event that a court of the United States or any state does not enforce the valid mutual releases given by the parties herein, then this Agreement and the mutual releases herein by the parties shall be null and void. In the event the mutual releases by the parties herein are voided by such a court of competent jurisdiction, the rights, duties and obligations of the parties shall be determined by such a court in the absence of the mutual releases.

V. Representations and Warranties of Insured. Insured represents and warrants as follows:

     (a) Insured is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

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     (b)  The execution and delivery of this Agreement, and every instrument and document contemplated thereby, is within the corporate powers of Insured, has been duly authorized, and is legal, valid and binding, and does not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien upon any property of Insured under the provisions of, any agreement, charter instrument, by-law or other instrument to which Insured is a party or by which Insured or any of its property, may be bound.

     (c) (i) All information supplied to Travelers by Insured and/or its representatives relating to Insured and/or its assets and affairs (including, but not limited to, representations made by Insured or its representatives, as of the closing date of this agreement, regarding the continuing solvency of Insured after the completion of this transaction), is true and accurate in all material respects; and

     (d) (i) Insured is not aware, as of the closing date of this Agreement, of any Environmental Claim against the Insured that impacts or may impact Workers' Compensation Insurance Policies. For the purposes of this paragraph "Insured" means the Board of Directors and the Chief Financial Officer. For purposes of this Agreement "Environmental Claim" means any claim, demand, request, inquiry, order, suit or cause of action, administrative, judicial or otherwise, arising from any past or present, actual, threatened, potential or alleged contamination of air, environment, soil, sediments, tangible property, premises, persons, natural resources, water (including without limitation groundwater, surface water, or any other form or body of

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              water) or the atmosphere by or arising from the presence,
              movement, emission, discharge, seepage, release, disposal, storage, dumping, landfilling or escape of irritants, contaminants, pollutants, vapors, soot, smoke, fumes, acids, alkalis, chemicals, oil, polychlorinated biphenyls, petroleum, petroleum products or derivatives, asbestos, contaminating liquids or gases, waste materials of any type or any other substance alleged by any person or entity to be (before or after their presence, movement, emission, discharge, seepage, release, disposal, storage, dumping, landfilling or escape) harmful, injurious, hazardous, noxious, nuisance-causing or toxic; "Environmental Claim" also means any claim, demand, request, inquiry, order, suit or cause of action, administrative, judicial or otherwise, for any loss, cost, expense or damage arising out of any claim, demand, request, inquiry, order, suit or cause of action that Insured or others test for, monitor, clean up, remove, contain, treat, detoxify or neutralize, or in any way respond to, or assess the effects of any past or present, actual, threatened, potential or alleged contamination of air, environment, soil, sediments, tangible property, premises, persons, natural resources, water (including without limitation groundwater, surface water, or any other form or body of water) or the atmosphere by or arising from the presence, movement, emission, discharge, seepage, release, disposal, storage, dumping, landfilling or escape of irritants, contaminants, pollutants, vapors, soot, smoke, fumes, acids, alkalis, chemicals, oil, polychlorinated biphenyls, petroleum, petroleum products or derivatives, asbestos, contaminating liquids or gases, waste materials of any type or any other substance alleged by any person or entity to be (before or after their presence, movement, emission, discharge, seepage, release, disposal, storage, dumping,

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              landfilling or escape) harmful, injurious, hazardous, noxious, nuisance-causing or toxic; and

         (ii) All provisions of any Consent Decree(s)/Order(s) pertaining to "Environmental Claim" as defined above, including, without limitation payment of any sums due, have been complied with and will be complied with in the future as required, pursuant to their terms; and

        (iii) No criminal liability in connection with the violation of any environmental code(s), statute(s), regulation(s) or law(s) has been or is now being asserted against Insured.

VI.   Reopener.

     (a) In the event that either party is made aware of any breach of Section V.(d)(i)-(iii) representations and warranties, and the Insured submits any Environmental Claim as described in Section V.(d)(i) herein for coverage is alleged under the Insurance Policies, the Insured consents to a reopening of the rating plan(s) set forth in the Insurance Agreements as respects such Environmental Claim(s) for any policy period(s) which still have amounts to be paid before reaching the maximum cap as of the date of closure for such Environmental Claims and to pay to Travelers any Obligations which are or become due and owing as a result of such reopening. In the event of any breach as contemplated by this paragraph, Insured agrees to give prompt written notice of such breach to Travelers.

     (b) In the event an Environmental Claim is asserted against the Insured and the Insured submits such Claim for coverage under the Insurance Policies, the Insured consents to a reopening of the rating plan(s)

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          set forth in the Insurance Agreements for any policy period(s) which still have amounts to be paid before reaching the maximum cap as of the date of closure for such Claims and to pay to Travelers any Obligations which are or become due and owing as a result of such reopening. Insured agrees to give Travelers prompt written notice of any such Environmental Claim asserted against the Insured.

     (c) Notwithstanding the foregoing, nothing in this section is, or is to be construed as, an admission by Travelers that such Claim(s) are covered under any of the Insurance Policies or under any other insurance policy.

VII. Representations and Warranties of Travelers. Travelers represents and warrants as follows:

     (a) Travelers is a corporation(s) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and

     (b) The execution and delivery of this Agreement, and every document and/or instrument contemplated thereby, is within the corporate powers of Travelers, has been duly authorized and is legal, valid and binding, and does not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien upon any property of Travelers under the provisions of any agreement, charter instrument, by-law or other instrument to which Travelers is a party or by which Travelers or any of its property, may be bound.

VIII. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut. The parties

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      agree to submit to the jurisdiction of the federal or state courts in the
      State of Connecticut for purposes of resolving any dispute or claim in connection with this Agreement or the transactions contemplated hereby.

IX. Modification. This Agreement may not be altered, modified, or amended in whole or in part, in any way except by an instrument in writing signed by all parties hereto.

X. Waiver. Other than as provided in Seciton VI, no breach of any condition of this Agreement by any party hereto may be waived, in any way, except by a written instrument signed by the parties hereto. Continuing performance or waiver by any party hereto after breach thereof shall in no way be construed as a waiver of any subsequent breach, whether or not of a similar nature. Continuing performance by any party hereto shall not be regarded as waiving any rights resulting from a breach thereof.

XI. Assignment. This Agreement shall be binding upon and shall inure to the benefit of any and all successors, assigns, parents, shareholders, subsidiaries, affiliates, officers, directors, employees, liquidators, rehabilitators, receivers or trustees of the parties hereto.

XII. Legal Agreement. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision(s) of this Agreement and any statute, law, ordinance, or regulation, the latter shall prevail: provided, however, that in such event the provision(s) of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby, and all such other provisions of this Agreement shall continue in full force and effect.

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XIII. Third Parties. This Agreement shall not be deemed to give any right or remedy to any third party whatsoever unless said right or remedy is specifically and explicitly granted to such third party by the terms hereof.

XIV. Notices. All notices which are contemplated by this Agreement shall be in writing. Delivery of such notices, and of instruments, certifications, documents and/or other deliveries (other than the Close-Out Payment) (collectively "Notices") contemplated by this Agreement shall become effective, and/or delivery of the same shall be deemed complete, upon receipt by the intended recipient thereof. All Notices shall be sent by first class United States mail postage prepaid or delivered by overnight courier

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                  to Travelers, addressed as follows:

                  ------------------------
                  The Travelers Indemnity Company
                  One Tower Square
                  Hartford, Connecticut  06183

                  if to Insured, addressed as follows:

                  ------------------------

                  ------------------------

                  ------------------------

                  ------------------------

XV. No Admission. The parties agree that this Agreement does not constitute and shall not be construed to reflect the adoption of any coverage position by Travelers or the adoption by Travelers of any position as to any other issues in dispute between the parties.

XVI. Entire Agreement. This Agreement contains the full and complete understanding and agreement between the parties hereto with respect to the subject matter hereof and this Agreement replaces any and all prior agreements and offers to enter into agreements, whether oral or written, pertaining to the subject matter hereof.

XVII. Duplicate Originals, Execution in Counterpart. Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers this 21st day of December, 1998.

   Relm Wireless Corporation             The Travelers Indemnity Company
(formally known as Adage, Inc.)


By:____________________________     By:____________________________________

Name:__________________________     Name:   Lawrence Welch

Title:____________________________  Title:  Chief Operations Officer

Attest:___________________________  Attest:___________________________________

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                                    EXHIBIT 1

List of Insurance Policies and Insurance Agreements to which this Agreement applies, including, but not limited to the following.*

   (by policy number and policy year, and by date of Agreement, as applicable)



Type of Coverage:                  Policy Number                      Policy Period
-----------------                  -------------                      -------------
Workers' Compensation           UDRJ-UB-651G395-8-90                6/1/90 to 6/1/91
WC                              UDSJ-UB-651G394-6-90                6/1/90 to 6/1/91
WC                                      651G396-A-90                6/1/90 to 6/1/91

WC                              UDRJ-UB-651G395-9-91                6/1/91 to 6/1/92
WC                              UDSJ-UB-651G394-6-91                6/1/91 to 6/1/92
WC                              URLJ-UB-651G396-A-91                6/1/91 to 6/1/92
WC                                      651G395-8-91                6/1/91 to 6/1/92

WC                              UDSJ-UB-651G394-6-92                6/1/92 to 6/1/93
WC                              UDRJ-UB-651G466-6-92                6/1/92 to 6/1/93
WC                              URLJ-UB-651G396-A-92                6/1/92 to 6/1/93
WC                              UC2J-UB-651G395-8-92                6/1/92 to 6/1/93

WC                              UDSJ-UB-651G394-6-93                6/1/93 to 6/1/94
WC                              URLJ-UB-651G396-A-93                6/1/93 to 6/1/94
WC                              UC2J-UB-651G395-8-93                6/1/93 to 6/1/94

WC                              UDSJ-UB-651G394-6-94                6/1/94 to 6/1/95
WC                              URLJ-UB-651G396-A-94                6/1/94 to 6/1/95
WC                              UC2J-UB-651G395-8-94                6/1/94 to 6/1/95

WC                              URLJ-UB-651G396-A-95                6/1/95 to 7/1/96
WC                              UC2J-UB-651G395-8-95                6/1/95 to 7/1/96
WC                                      651G394-6-95                6/1/95 to 7/1/96

WC                              URLJ-UB-651G396-A-96                7/1/96 to 7/1/97
WC                              UC2J-UB-822K802-8-96                7/1/96 to 7/1/97
WC                                      822K803-A-96                7/1/96 to 7/1/97



* The Close-Out Agreement pertains to all Workers' Compensation Retrospective Rated and Deductible policies for the policy period 6/1/90 to 7/1/97.

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